Exhibit 99.2

Targa Resources Partners LP

Unaudited Pro Forma Condensed Consolidated Financial Statements

Badlands Acquisition

On December 31, 2012, Targa Resources Partners LP (“TRP”, “we”, “us”, or “our) completed the acquisition of Saddle Butte Pipeline, LLC’s (“SBP LLC”) Williston Basin crude oil pipeline and terminal system and natural gas gathering and processing operations (collectively “Badlands”). The acquired business is located in the Bakken Shale Play in the McKenzie, Dunn and Mountrail counties of North Dakota and includes approximately 155 miles of crude oil pipelines. The business has combined crude oil operational storage capacity of 70,000 barrels, including the Johnsons Corner Terminal with 20,000 barrels of storage capacity (expanding to 40,000 barrels) and the Alexander Terminal with storage capacity of 30,000 barrels, with a combined estimated throughput of 32,000 barrels per day. It also includes approximately 95 miles of natural gas gathering pipelines and a 20 million cubic feet per day (“MMcf/d”) natural gas processing plant with an expansion underway to increase capacity to 40 MMcf/d. The operations are backed by producer dedications under long-term contracts that include approximately 260,000 acres of crude oil production and over 100,000 acres of natural gas production.

Under the terms of the Membership Interest Purchase and Sale Agreement we paid cash consideration of $975.8 million, subject to customary purchase price adjustments. In addition, the acquisition is subject to a contingent payment of $50 million (the “contingent consideration”) if aggregate crude oil gathering volumes exceed certain stipulated monthly thresholds during the period from January 2013 through June 2014. If the threshold is not attained during the contingency period, no payment is owed.

During the fourth quarter of 2012, we completed the following transactions to finance the Badlands acquisition:

•

In October 2012, $400.0 million in aggregate principal of 5 1/4% Senior Notes due 2023 (“5 1/4% Notes”) were issued at 99.5% of the face amount, resulting in gross proceeds of $398.0 million. An additional $200.0 million in aggregate principal of 5 1/4% Notes were issued in December 2012 at 101.0% of the face amount, resulting in gross proceeds of $202.0 million.

•	In October 2012, we entered into a Second Amended and Restated Credit Agreement that amends and replaces our existing variable rate Senior Secured Credit Facility due July 2015 to provide a variable rate Senior Secured Credit Facility due October 3, 2017 (the “TRP Revolver”). The TRP Revolver increases available commitments to $1.2 billion from $1.1 billion and allows the Partnership to request up to an additional $300.0 million in commitment increases.

•	In November 2012, we issued 10,925,000 common units (including underwriters’ overallotment option) at a price of $36.00 per common unit, providing net proceeds of $378.2 million. Targa Resources Corp. contributed $8.0 million to maintain its 2% general partner interest.

Pro Forma Financial Statements — Basis of Presentation

Item 9.01 of Form 8-K requires that we provide the following pro forma financial statements applicable to our Badlands acquisition:

•	Unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011, and for the nine months ended September 30, 2012 prepared as if the Badlands acquisition occurred as of January 1, 2011.

•	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2012, prepared as if the Badlands acquisition occurred as of the balance sheet date.

Under Securities and Exchange Commission (“SEC”) regulations, pro forma adjustments to our statements of operations are limited to those that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact. As such, in preparing the unaudited pro forma condensed consolidated statements of operations we have combined our reported results with those of the acquired company and made adjustments to:

•	exclude the financial results of assets retained by the seller;

•	conform the seller’s reported results of operations to our policies;

•	include incremental depreciation and amortization associated with fair value adjustments under the acquisition method of accounting for business acquisitions; and

•	include the financing costs applicable to the financing transactions described above

Under SEC regulations, pro forma adjustments to our balance sheet are limited to those that give effect to events that are directly attributable to the acquisition and are factually supportable regardless of whether they have a continuing impact or are nonrecurring. As such in preparing the unaudited pro forma condensed consolidated balance sheet, we have utilized our previously reported unaudited balance sheet as September 30, 2012 and made adjustments to:

•	incorporate the fair values of the assets and liabilities acquired based on our preliminary Badlands valuation;

•	include the fourth quarter 2012 financing transactions described above; and

•	reflect the payment of acquisition related expenses incurred subsequent to the balance sheet date

The unaudited pro forma condensed consolidated financial statements reflect preliminary estimates of the fair values of assets acquired and liabilities assumed based on the application of the Financial Accounting Standards Board Accounting (“FASB”) Standards Codification (“ASC”) Topic 805, “Business Combinations.” These fair value estimates may be revised during 2013 to reflect the final valuation based on updated information and revised assumptions.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if TRP had completed the transactions on the dates indicated or which could be obtained in the future. This is especially true when the acquisition involves a rapidly expanding business such as Badlands.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes accompanying these unaudited pro forma condensed consolidated financial statements and with the historical consolidated financial statements.

TARGA RESOURCES PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

				Targa Resources
	Targa Resources	Pro Forma		Partners LP
	Partners LP	Adjustments		Pro Forma
	(As reported)
		(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$88.9	$5.4	A	$88.2
		(6.1	)B
		593.7	C
		386.2	C
		(975.8	)C
		(4.1	)C
Trade receivables, net	415.9	29.6	A	445.5
Inventories	84.3	16.2	A	100.5
Assets from risk management activities	33.7	—		33.7
Other current assets	1.1	0.4	A	1.5

Total current assets	623.9	45.5		669.4

Property, plant and equipment	4,162.0	295.3	A	4,457.3
Accumulated depreciation	(1,112.1)	—		(1,112.1)

Property, plant and equipment, net	3,049.9	295.3		3,345.2
Long-term assets from risk management activities	11.1	—		11.1
Other intangible assets, net	1.2	679.6	A	680.8
Investment in unconsolidated affiliate	51.0	—		51.0
Other long-term assets	33.8	4.1	C	37.9

Total assets	$3,770.9	$1,024.5		$4,795.4

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$472.1	$35.4	A	$507.5
Accounts payable to Targa Resources Corp.	47.6	—		47.6
Liabilities from risk management activities	6.0	—		6.0

Total current liabilities	525.7	35.4		561.1

Long-term debt	1,661.7	593.7	C	2,255.4
Long-term liabilities from risk management activities	7.2			7.2
Deferred income taxes	10.7			10.7
Other long-term liabilities	46.7	15.3	A	62.0
Commitments and contingencies
Owners’ equity:
Partnership interests	1,371.9	(6.1	)B	1,752.0
		386.2	C
Noncontrolling interests in subsidiaries	147.0	—		147.0

Total owners’ equity	1,518.9	380.1		1,899.0

Total liabilities and owners’ equity	$3,770.9	$1,024.5		$4,795.4

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

			Less Saddle Butte
			Pipeline LLC			Targa Resources
	Targa Resources	Saddle Butte	Excluded	Pro Forma		Partners LP
	Partners LP	Pipeline LLC	Properties (1)	Adjustments		Pro Forma
	(As reported)
	(In millions)
Revenues	$4,356.8	$418.5	$—	$(392.7	)D	$4,382.0
				(0.6	)E
Costs and expenses:
Product purchases	3,611.7	403.9	—	(392.7	)D	3,622.9
Operating expenses	227.1	5.0	—	—		232.1
Depreciation and amortization expense	142.1	5.8	(1.5)	(4.3	)F	164.0
				4.9	F
				17.0	F
General and administrative expense	100.0	10.6	(7.4)	—		103.2
Other operating (income) expense	18.8	—	—	—		18.8

	4,099.7	425.3	(8.9)	(375.1)		4,141.0

Income from operations	257.1	(6.8)	8.9	(18.2)		241.0
Other income (expense):
Interest expense, net	(87.8)	(0.7)	0.7	(18.8	)G	(106.6)
Equity earnings	(0.3)	—	—	—		(0.3)
Other	(1.6)	—	—	—		(1.6)

Income before income taxes	167.4	(7.5)	9.6	(37.0)		132.5
Current	(1.5)	—	—	—		(1.5)
Deferred	(1.2)	—	—	—		(1.2)

Income tax expense:	(2.7)	—	—	—		(2.7)

Net income	164.7	(7.5)	9.6	(37.0)		129.8
Less: Net income attributable to noncontrolling interests	23.5	—	—	—		23.5

Net income attributable to Targa Resources Partners LP	$141.2	$(7.5)	$9.6	$(37.0)		$106.3

Net income attributable to general partner	$46.2	$(0.2)	$0.2	$(0.8	)H	$45.4
Net income attributable to limited partners	95.0	(7.3)	9.4	(36.2	)H	60.9

Net income attributable to Targa Resources Partners LP	$141.2	$(7.5)	$9.6	$(37.0)		$106.3

Net income per limited partner unit—basic and diluted	$1.07					$0.61

Weighted average limited partner units outstanding—basic	88.8			10.9	I	99.7
Weighted average limited partner units outstanding—diluted	88.9			10.9	I	99.8

(1)	Properties retained by Saddle Butte Pipeline LLC

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

			Less Saddle Butte
			Pipeline LLC			Targa Resources
	Targa Resources	Saddle Butte	Excluded	Pro Forma		Partners LP
	Partners LP	Pipeline LLC	Properties (1)	Adjustments		Pro Forma
	(As reported)
	(In millions)
Revenues	$6,987.1	$69.3	$(0.4)	$(50.1	)D	$7,005.4
				(0.5	)E
Costs and expenses:
Product purchases	6,039.0	64.8	—	(50.1	)D	6,053.7
Operating expenses	287.0	1.8	(0.1)	—		288.7
Depreciation and amortization expenses	178.2	2.5	(1.3)	(1.2	)F	207.5
				6.6	F
				22.7	F
General and administrative expenses	127.8	9.3	(7.1)	—		130.0
Other operating (income) expense	0.2	1.8	(1.8)	—		0.2

	6,632.2	80.2	(10.3)	(22.0)		6,680.1

Income from operations	354.9	(10.9)	9.9	(28.6)		325.3
Other income (expense):
Interest expense, net	(107.7)	—	—	(25.2	)G	(132.9)
Equity earnings	8.8	—	—	—		8.8
Loss on mark-to-market derivative instruments	(5.0)	—	—	—		(5.0)
Other	(1.2)	—	—	—		(1.2)

Income before income taxes	249.8	(10.9)	9.9	(53.8)		195.0
Current	(3.5)	—	—	—		(3.5)
Deferred	(0.8)	—	—	—		(0.8)

Income tax expense:	(4.3)	—	—	—		(4.3)

Net income	245.5	(10.9)	9.9	(53.8)		190.7
Less: Net income attributable to noncontrolling interests	41.0	—	—	—		41.0

Net income attributable to Targa Resources Partners LP	$204.5	$(10.9)	$9.9	$(53.8)		$149.7

Net income attributable to general partner	$38.0	$(0.2)	$0.2	$(1.1	)H	$36.9
Net income attributable to limited partners	166.5	(10.7)	9.7	(52.7	)H	112.8

Net income attributable to Targa Resources Partners LP	$204.5	$(10.9)	$9.9	$(53.8)		$149.7

Net income per limited partner unit—basic and diluted	$1.98					$1.19

Weighted average limited partner units outstanding—basic	84.1			10.9	I	95.0
Weighted average limited partner units outstanding—diluted	84.2			10.9	I	95.1

(1)	Properties retained by Saddle Butte Pipeline LLC

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in millions of dollars.

Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial statements include adjustments required under SEC regulations to:

A.	Reflect the pro forma effects of the consideration paid and the application of the acquisition method of accounting in measuring the fair value of acquired assets and liabilities. The following table summarizes the consideration paid for the Badlands acquisition and the preliminary determination of the assets and liabilities acquired at the December 31, 2012 acquisition date.

Cash	$975.8
Contingent consideration (1)	15.3

Total consideration	$991.1

Assets acquired and liabilities assumed		Amount
Cash		$5.4
Accounts receivable		29.6
Inventory		16.2
Other current assets		0.4
Property, plant and equipment (in service)	$197.5
Construction in progress	97.8

Total property, plant and equipment		295.3
Intangible assets (2)		679.6
Accounts payable and accrued liabilities		(35.4)

Net tangible and intangible assets acquired		$991.1

(1)	Pursuant to the Membership Interest Purchase and Sale Agreement, the acquisition is subject to a contingent payment of $50 million (the “contingent consideration”) if aggregate crude oil gathering volumes exceed certain stipulated monthly thresholds during the period from January 2013 through June 2014. If the threshold is not attained during the contingency period, no payment is owed. Accounting standards require that the contingent consideration be recorded at fair value at the date of acquisition and revalued at subsequent reporting dates under the acquisition method of accounting. At December 31, 2012, we recorded a $15.3 million accrued Other Long-Term liability representing the fair value of this contingent consideration, determined by a probability based model measuring the likelihood of meeting certain volumetric measures identified in the Membership Interest Purchase and Sale Agreement. Future results of operations during the contingency period will ultimately reflect a net adjustment to reflect either a gain of $15.3 million if the threshold is not attained or a loss of $34.7 million if the threshold is attained.
(2)	Intangible assets consist of customer contracts and relationships acquired in the Badlands acquisition. Using relevant information and assumptions, the fair value of acquired identifiable intangible assets at the date of acquisition, was determined. Fair value is generally calculated as the present value of estimated future cash flows. Key assumptions include probability of contracts under negotiation, renewals of existing contracts, economic incentives to retain customers, past and future volumes, current and future capacity of the gathering system, pricing volatility and the discount rate.

B.	Reflect a reduction of cash to pay acquisition costs including legal, accounting, banking and other fees directly attributable to the transaction that were incurred subsequent to the balance sheet date. The unaudited pro forma condensed consolidated statements of operations do not incorporate these acquisition transaction costs as they represent a non-recurring item that will not have a continuing impact.

C.	Reflect the effects of the cash inflows and outflows directly attributable to the acquisition. The following table reflects the estimated sources and uses of cash for the acquisition.

Sources
Proceeds from long term debt:
5 1/4% Notes	$382.3
TRP Revolver	211.4

Total proceeds from long term debt	593.7
Equity offering (10.9 million common units issued in connection with the transaction)	378.2
General partners’ contribution to maintain its 2% general partnership interest	8.0

386.2

Total sources of cash	$979.9

Uses
Purchase consideration (see note A)	$975.8
Payment of debt issue costs of the 5 1/4% Notes	4.1

Total use of cash	$979.9

D.	Reflect adjustments to report SBP LLC revenues from the purchase and sale of crude oil inventory with the same counterparty on a net basis to conform to our accounting policy in accordance with ASC Topic 845, “Nonmonetary Transactions,” formerly under the FASB Emerging Issues Task Force (“EITF”) Issue No. 99-19 and EITF Issue No. 04-13.

E.	Reflect the elimination of deferred revenue related to producer construction services which have no value under the acquisition method of accounting.

F.	Reflect the increase in depreciation and amortization over the periods presented as a result of higher asset values based on fair values rather than reported historical cost.

	Estimated New Book Value	Useful Lives (In years) (1)
Property, plant and equipment (in service)	$197.5	30
Construction in progress	97.8	—
Intangible assets	679.6	30

	Nine Months Ended	Year Ended
	September 30, 2012	December 31, 2011
Reversal of depreciation recorded at SBP LLC, less excluded properties	$(4.3)	$(1.2)
Depreciation expense based on the new book value	4.9	6.6
Amortization expense based on the new book value	17.0	22.7

	$17.6	$28.1

(1)	For purposes of these pro forma financial statements, we have utilized the straight-line depreciation and amortization methods and assumed an estimated useful life of 30 years for both plant, property and equipment and intangible assets. During 2013, we will determine the amortization and depreciation methods and estimated useful lives of the tangible and intangible assets of this acquisition. A five year change in estimated useful lives of depreciable tangible assets and amortizable intangible assets would result in a change to revised pro forma straight-line depreciation expense and amortization expense for the nine months ended September 30, 2012 and the full year ended December 31, 2011 as shown in the table below:

	Useful Lives
	25 Years	35 Years
Increase (decrease) in depreciation of property, plant and equipment
Nine months ended September 30, 2012	$1.0	$(0.7)
Year ended December 31, 2011	1.3	(1.0)
Increase (decrease) in amortization of intangible assets
Nine months ended September 30, 2012	3.4	(2.4)
Year ended December 31, 2011	4.5	(3.3)

G.	Reflect interest expense on debt issued in connection with the acquisition, at (i) stated rates for senior notes and (ii) weighted average rates for variable rate revolving credit facility borrowings and amortization of associated debt issue costs as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Pro forma interest expense:
Interest expense on the 5 1/4% Notes (principal of $382.3 million)	$15.1	$20.1
Amortization of debt issue costs on the 5 1/4% Notes	0.4	0.5
Interest expense on the TRP Revolver (2.6% for 2012 and 2.7% for 2011; principal of $211.4 million)	4.1	5.7
Less: commitment fee on the TRP Revolver	(0.8)	(1.1)

Pro forma interest expense adjustments for the acquisition	$18.8	$25.2

H.	Reflect the adjustment of net income attributable to general and limited partners to give effect to the impact of pro forma adjustments.

I.	Reflect adjustments to weighted average basic and diluted units to give effect to TRP’s issuance of 10.9 million common units in connection with the SBP LLC transaction (see note C).